Exhibit 4.3
AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT
     THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made as of the 2nd day of August, 2010, by and among SciQuest, Inc. (the “Company”), Trinity Ventures VII, L.P., Trinity VII Side-By-Side Fund, L.P., Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P., Trinity VIII Entreprenuers’ Fund, L.P., Intersouth Partners V, L.P., Intersouth Affiliates V, L.P., Intersouth Partners VI, L.P., and certain other persons listed on the signature pages hereto.
RECITALS:
     WHEREAS, the Company, Trinity Ventures VII, L.P., Trinity VII Side-By-Side Fund, L.P., Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P., Trinity VIII Entreprenuers’ Fund, L.P., Intersouth Partners V, L.P., Intersouth Affiliates V, L.P., Intersouth Partners VI, L.P., and certain other persons named therein are parties to that certain Stockholders Agreement, dated as of July 28, 2004 (the “Original Agreement”);
     WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein; and
     WHEREAS, capitalized terms used herein, unless otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.
     NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:
     1. Article 2 of the Original Agreement is hereby amended by the addition of a Section 2.11 to read in its entirety as follows:
     Section 2.11. Termination. The provisions of this Article 2 shall terminate upon the consummation of a Qualified IPO.
     2. Article 3 of the Original Agreement is hereby amended by the addition of a Section 3.07 to read in its entirety as follows:
     Section 3.07. Termination. The provisions of this Article 3 shall terminate upon the consummation of a Qualified IPO.
     3. Section 4.01 of the Original Agreement is hereby amended by the addition of a subsection (j) to read in its entirety as follows:
     (j) The provisions of this Section 4.01 shall terminate upon the consummation of a Qualified IPO.
     4. As amended by this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Original Agreement, the terms and conditions of this Amendment shall prevail. Any reference to the Original Agreement contained in any other document or instrument shall be deemed to be a reference to the Original Agreement as amended hereby.
     5. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.
     6. This Amendment shall be governed by, and construed and enforced in accordance with, the terms of the Original Agreement, as amended by this Amendment.

     IN WITNESS WHEREOF, this Amendment No. 1 to Stockholders Agreement has been duly executed and delivered by the parties as of the date first above written.

SCIQUEST, INC.

By: Name:	/s/ Stephen J. Wiehe Stephen J. Wiehe,
Title:	Chief Executive Officer

TRINITY VENTURES VII, L.P.

By: Name:	/s/ Noel J. Fenton Noel J. Fenton
Title:	General Partner

TRINITY VII SIDE-BY-SIDE FUND, L.P.

By: Name:	/s/ Noel J. Fenton Noel J. Fenton
Title:	General Partner

TRINITY VENTURES VIII, L.P.

By: Name:	/s/ Noel J. Fenton Noel J. Fenton
Title:	General Partner

TRINITY VIII SIDE-BY-SIDE FUND, L.P.

By: Name:	/s/ Noel J. Fenton Noel J. Fenton
Title:	General Partner

TRINITY VIII ENTREPRENEURS’ FUND, L.P.

By: Name:	/s/ Noel J. Fenton Noel J. Fenton
Title:	General Partner

INTERSOUTH PARTNERS V, L.P.
By: Intersouth Associates V, LLC
its General Partner

By: Name:	/s/ Mitch Mumma Mitch Mumma
Title:	Member Manager

INTERSOUTH AFFILIATES V, L.P.
By: Intersouth Associates V, LLC
its General Partner

By: Name:	/s/ Mitch Mumma Mitch Mumma
Title:	Member Manager

INTERSOUTH PARTNERS VI, L.P.
By: Intersouth Associates VI, LLC
its General Partner

By: Name:	/s/ Mitch Mumma Mitch Mumma
Title:	Member Manager

RIVER CITIES SBIC III, L.P.
By: RCCF Management, Inc., General Partner

By: Name:	/s/ Edwin T. Robinson Edwin T. Robinson
Title:	President

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